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                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON D.C. 20549

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                                       FORM 8-K

                                    CURRENT REPORT

                          PURSUANT TO SECTION 13 OR 15(d) OF
                         THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 18, 1997


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                             HARRAH'S ENTERTAINMENT, INC.
                (Exact name of registrant as specified in its charter)
           DELAWARE                  1-10410                62-1411755
 (State or other jurisdiction      (Commission           (I.R.S. Employer
      of incorporation or         File Number)         Identification No.)
         organization)

       1023 CHERRY ROAD
      MEMPHIS, TENNESSEE                                      38117
     (Address of Principal                                  (Zip Code)
      Executive Offices)
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                                    (901) 762-8600
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                 (Registrant's telephone number, including area code)




            -------------------------------------------------------------
            (Former name or former address, if changed since last report.)



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Item 5.   Other Events.

          On December 18, 1997, the Registrant entered into an Agreement and Plan of Merger (the "Merger Agreement") with HEI Acquisition Corp., a Nevada corporation and a wholly-owned subsidiary of the Registrant ("Merger Sub"), and Showboat, Inc., a Nevada corporation ("Showboat"), providing for the merger of Merger Sub with and into Showboat with Showboat as the surviving corporation. Following the approval and adoption of the Merger Agreement by two-thirds of the stockholders of Showboat, and upon the receipt of all necessary gaming and other approvals, and the satisfaction or waiver of all other conditions precedent, Merger Sub will merge with and into Showboat and each outstanding share of common stock of Showboat will be converted automatically into the right to receive $30.75 in cash per share.

          For additional information concerning the foregoing, reference is made to the Registrant's press release dated December 19, 1997 and the Merger Agreement, copies of which are attached as exhibits hereto and incorporated by reference herein.

Item 7.   Financial Statements and Exhibits

          (a)  Financial statements of businesses acquired.

               Not applicable.

          (b)  Pro forma financial information.

               Not applicable.

B.   Exhibits

     2.1 Agreement and Plan of Merger, dated as of December 18, 1997, by and among Harrah's Entertainment, Inc., HEI Acquisition Corp., and Showboat, Inc.

     99.1 Text of Press Release, dated December 19, 1997.


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                                      SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        HARRAH'S ENTERTAINMENT, INC.


Date:  December 24, 1997                By: /s/ E.O. ROBINSON, JR.
                                           ------------------------------------
                                        Name:  E. O. Robinson, Jr.
                                        Title: Senior Vice President and
                                               General Counsel


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